Exhibit 4.2

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

PROPANC HEALTH GROUP CORPORATION

COMMON STOCK PURCHASE WARRANT

Warrant Shares: 26,000,000	Issue Date: December 2, 2016

THIS CERTIFIES that Delafield Investments Limited (the “Holder”) is entitled, upon the terms and subject to the conditions hereinafter set forth in this Warrant (this “Warrant”), at any time on or after (except as otherwise limited below) the date of the applicable event specified below and on or prior to the Expiration Date, but not thereafter, to subscribe for and to purchase from Propanc Health Group Corporation, a Delaware corporation (the “Company”), shares of the Company's common stock, $0.001 par value per share (the “Common Stock”).

This Warrant is issued pursuant to a Letter Agreement dated December 2, 2016 between the Holder and the Company.

The following is a statement of the rights of the Holder of this Warrant and the conditions to which this Warrant is subject, to which the Holder, by the acceptance of this Warrant, agrees:

1.            Certain Definitions.

1.1           “Change of Control” means any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, and shall be deemed to be occasioned by, or to include, (i) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any stock acquisition, reorganization, merger or consolidation) unless the Company’s shareholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Company’s acquisition or sale or otherwise) hold at least a majority of the voting power of the surviving or acquiring entity, or its direct or indirect parent entity (except that the sale by the Company of shares of its capital stock to investors in bona fide equity financing transactions shall not be deemed a Change of Control for this purpose) or (ii) a sale, exclusive license or other disposition of all or substantially all of the assets of the Company, including a sale, exclusive license or other disposition of all or substantially all of the assets of the Company’s subsidiaries, if such assets constitute substantially all of the assets of the Company and such subsidiaries taken as a whole.

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1.2           “Exercise Price” means $0.05 per share.

1.3           “Expiration Date” means that date that is two years after the issue date set forth above.

1.4           “Shares” means the shares of Common Stock issuable under this Warrant.

2.             Number of Shares and Exercise Price

2.1           This Warrant shall be exercisable for 26,000,000 Shares at the Exercise Price.

2.2           This Warrant may be exercised on or prior to the Expiration Date.

3.             Exercise of Warrant

3.1           The purchase rights represented by this Warrant are exercisable by the Holder, in whole or in part, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly executed at the Company’s principal executive office (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), and upon payment of the aggregate Exercise Price of the Shares thereby purchased (by cash or by check or bank draft payable to the order of the Company); whereupon the Holder shall be entitled to receive a certificate for the number of Shares so purchased. The Company agrees that if at the time of the surrender of this Warrant and purchase of the Shares, the Holder shall be entitled to exercise this Warrant, the Shares so purchased shall be issued to the Holder as the record owner of such Shares as of the close of business on the date on which this Warrant shall have been exercised as aforesaid or on such later date requested by the Holder or on such earlier date agreed to by the Holder and the Company.

3.2           The exercise or conversion of this Warrant in connection with a Change of Control may, at the election of the Holder, be conditioned upon the closing of such Change of Control, in which event the Holder shall not be deemed to have exercised or converted this Warrant until immediately prior to the closing of such Change of Control.

4.             Nonassessable

The Company covenants that all Shares which may be issued upon the exercise of this Warrant will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof, provided, however, that in the event Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by an assignment duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.  Certificates for Shares purchased hereunder shall be delivered to the Holder promptly after the date on which this Warrant shall have been exercised.

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5.             No Fractional Shares

No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant but the number of shares issuable will be rounded to the nearest whole share.

6.             No Rights as Shareholders

This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof.

7.            Saturdays, Sundays, Holidays, etc.

If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, a Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day that is not a Saturday, Sunday or legal holiday.

8.            Adjustments

The Exercise Price and the number of Shares purchasable hereunder are subject to adjustment from time to time as set forth in this Section 8.

8.1       Reclassification, etc.  If the Company, at any time while this Warrant, or any portion hereof, remains outstanding and unexpired by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities or any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 8.

8.2        Subdivision or Combination of Shares.  In the event that the Company shall at any time subdivide the outstanding securities as to which purchase rights under this Warrant exist, or shall issue a stock dividend on the securities as to which purchase rights under this Warrant exist, the number of securities as to which purchase rights under this Warrant exist immediately prior to such subdivision or to the issuance of such stock dividend shall be proportionately increased, and the Exercise Price shall be proportionately decreased, and in the event that the Company shall at any time combine the outstanding securities as to which purchase rights under this Warrant exist, the number of securities as to which purchase rights under this Warrant exist immediately prior to such combination shall be proportionately decreased, and the Exercise Price shall be proportionately increased, effective at the close of business on the date of such subdivision, stock dividend or combination, as the case may be.

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9.3       Cash Distributions.  No adjustment on account of cash dividends or interest on the securities as to which purchase rights under this Warrant exist will be made to the Exercise Price under this Warrant.

9.            Notice of Certain Events

The Company will provide notice to the Holder at the address on the records of the Company with at least 20 days notice prior to the closing of a Change of Control.

10.           Purchase Rights; Fundamental Transactions.  In addition to any adjustments pursuant to Section 8 above, if at any time the Company grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to all the record holders of Common Stock (“Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

11.           Miscellaneous

11.1           Loss, Theft, Destruction or Mutilation of Warrant.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company shall execute and deliver, in lieu of this Warrant, a new Warrant executed in the same manner as this Warrant and of like tenor and amount.

11.2           Waivers and Amendments.  This Warrant and the obligations of the Company and the rights of the Holder under this Warrant may be amended, waived, discharged or terminated (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) with the written consent of the Company (which shall not be required in connection with a waiver of rights in favor of the Company) and the Holder; provided, however, that no such amendment or waiver shall reduce the number of Shares represented by this Warrant without the consent of the Holder hereof; and provided further, however, that nothing shall prevent the Holder from individually agreeing to waive the observation of any term of this Warrant.  Any amendment, waiver, discharge or termination effected in accordance with this Section 11.2 shall be binding upon the Company and the Holder.

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11.3         Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time), (b) the next day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment as set forth on the signature pages attached hereto on a day that is not a business day or later than 5:30 p.m. (Eastern Time), (c) the second day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth below.

To the Company:

James Nathanielsz, Chief Executive Officer

PO Box 114, Camberwell, Vic, 3124

Australia

Email:	j.nathanielsz@propanc.com
Fax:	+6139882-6723

To the Holder:

Joshua Sason, Director

Magna

40 Wall Street, 58th Floor

New York, New York 10005

Email:	Research@Mag.na
Fax:	646-737-9948

11.4           Severability.  If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Warrant and the balance of this Warrant shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

11.5           Successors and Assigns.  Neither this Warrant nor any rights hereunder are transferable without the prior written consent of the Company.  Notwithstanding the foregoing, the Holder shall be permitted to transfer this Warrant to any affiliate (as that term is defined in the Securities Act of 1933) of the Holder.  If a transfer is permitted pursuant to this Section 11.5, the transfer shall be recorded on the books of the Company upon the surrender of this Warrant, properly endorsed, to the Company at its principal offices, and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer.  In the event of a partial transfer, the Company shall issue to the holders one or more appropriate new warrants.  Subject to the foregoing, the provisions of this Warrant shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the Company and the Holder.

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11.6           Delays or Omissions.  No delay or omission to exercise any right, power, or remedy accruing to the Holder, upon any breach or default of the Company under this Warrant shall impair any such right, power, or remedy of the Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring.  Any waiver, permit, consent, or approval of any kind or character on the part of the Holder of any breach or default under this Warrant or any waiver on the part of the Holder of any provisions or conditions of this Warrant must be made in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Warrant or by law or otherwise afforded to the Investors, shall be cumulative and not alternative.

11.7           Titles and Subtitles.  The titles of the paragraphs and subparagraphs of this Warrant are for convenience of reference only and are not to be considered in construing this Warrant.

11.8           Construction.  The language used in this Warrant will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

11.9           Governing Law.  THIS WARRANT SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF NEW YORK AS SUCH LAWS ARE APPLIED TO AGREEMENTS BETWEEN NEW YORK RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN NEW YORK.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

PROPANC HEALTH GROUP CORPORATION

By:
Name: James Nathanielsz
Title: Chief Executive Officer

[Signature page to Common Stock Purchase Warrant Issued to Delafield Investments Limited]

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NOTICE OF EXERCISE

TO:         Propanc Health Group Corporation

The undersigned hereby elects to purchase ______________ shares (the “Shares”) of the Common Stock of Propanc Health Group Corporation pursuant to the terms of the attached Warrant and tenders herewith payment of the purchase price in full.

Please issue a certificate or certificates representing said Shares in the name of the undersigned or in such other name as is specified below:

The Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

The undersigned represents and warrants that it (i) is acquiring the Shares for its own account and not with a view towards distribution, (ii) has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares and has so evaluated such merits and risks, (iii) is able to bear the economic risk of the investment in the Shares and (iv) has been given the opportunity to access such information regarding the Company to make an informed investment decision with respect to the Shares.

SIGNATURE OF HOLDER:

Name of Investing Entity:
Signature of Authorized Signatory of Investing Entity:
Name of Authorized Signatory:
Title of Authorized Signatory:
Date: